As filed with the Securities and Exchange Commission on June 7, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Harte-Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-1677284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216

(Address of Principal Executive Offices) (Zip Code)

Harte-Hanks, Inc. 2013 Omnibus Incentive Plan

(Full Title of the Plan)

Robert L. R. Munden

Senior Vice President, General Counsel and Secretary

Harte-Hanks, Inc.

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Cox Smith Matthews Incorporated

112 East Pecan, Suite 1800

San Antonio, Texas 78205

Attn: Jeffrey C. Gifford

(210) 554-5560

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $1.00 per share	5,000,000 shares	(1)	$8.92	(2)	$44,600,000	(2)	$6,083.44

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         For the purpose of computing the registration fee only, the price shown is based upon the price of $8.92 per share, the average of the high and low sales prices for the Common Stock of Harte-Hanks, Inc. on the New York Stock Exchange on June 5, 2013 in accordance with Rule 457(h).

EXPLANATORY STATEMENT

Harte-Hanks, Inc., a Delaware corporation (the “Registrant”), hereby files this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission on June 7, 2013 for the purpose of registering 5,000,000 shares of common stock, par value $1.00 per share, for issuance under the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Registrant hereby incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission:

(a)         Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 13, 2013;

(b)         Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 7, 2013;

(c)          Registrant’s Current Report on Form 8-K filed with the Commission on January 15, 2013;

(d)         Registrant’s Current Report on Form 8-K filed with the Commission on January 31, 2013;

(e)          Registrant’s Current Report on Form 8-K filed with the Commission on March 20, 2013;

(f)           Registrant’s Current Report on Form 8-K filed with the Commission on April 25, 2013;

(g)          Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2013;

(h)         Registrant’s Current Report on Form 8-K filed with the Commission on May 30, 2013; and

(i)             The description of Registrant’s Common Stock, par value $1.00 per share, contained in the Registrant’s registration statement on Form 8-A, dated October 7, 1993 (File Number 33-69202), including any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.  Information that the Registrant elects to furnish, but not file, or has furnished, but not filed, with the Commission in accordance with Commission rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.

Item 4. Description of Securities

The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 102(7) of the Delaware General Corporation Law, the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred in connection therewith.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

The Registrant’s amended and restated certificate of incorporation and third amended and restated bylaws provide that it shall indemnify officers and directors and, to the extent permitted by the Board of Directors, its employees and agents, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the Registrant’s amended and restated certificate of incorporation and third amended and restated bylaws permit the Board of Directors to authorize Registrant to purchase and maintain insurance against any liability asserted against any of Registrant’s directors, officers, employees or agents arising out of his capacity as such.

To supplement its obligations under the amended and restated certificate of incorporation and third amended and restated bylaws, the Registrant has entered into Indemnification Agreements (the “Agreements”) with its officers and directors to contractually obligate itself to indemnify and hold harmless such persons to the fullest extent permitted by applicable law.  The Agreements provide specifically that any such person (an “Indemnitee”) will be entitled to indemnification if, by reason of such Indemnitee’s status as an officer or director of Registrant, such Idemnitee is made a participant in any threatened, pending or completed action, suit arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding.  Accordingly, Indemnitee will be indemnified against any and all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.  The Agreements further provide that Registrant will pay such expenses or reimburse such expenses in advance of any determination of Indemnitee’s entitlement to indemnification.  The Agreements are intended to provide Registrant’s officers and directors indemnification and advancement of expenses in addition to, and not exclusive of, any other rights such officers and directors may have under the DGCL or other applicable law, Registrant’s amended and restated certificate of incorporation or third amended and restated bylaws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Reference is made to the Exhibit Index which appears on Page 8.

Item 9. Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 7th day of June, 2013.

HARTE-HANKS, INC.
(Registrant)

By:	/s/ Robert L. R. Munden
Robert L. R. Munden, Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Harte-Hanks, Inc. hereby severally constitute and appoint Douglas C. Shepard and Robert L. R. Munden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Harte-Hanks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date

/s/ Larry D. Franklin	President, Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors and Director	June 7, 2013
Larry D. Franklin

/s/ Douglas C. Shepard	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2013
Douglas C. Shepard

/s/ Judy C. Odom	Director	June 7, 2013
Judy C. Odom

/s/ David L. Copeland	Director	June 7, 2013
David L. Copeland

/s/ William F. Farley	Director	June 7, 2013
William F. Farley

	Director	June 7, 2013
Karen A. Puckett

/s/ Christopher M. Harte	Director	June 7, 2013
Christopher M. Harte

/s/ Stephen E. Carley	Director	June 7, 2013
Stephen E. Carley

	Director	June 7, 2013
Scott C. Key

EXHIBIT INDEX

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation as amended through May 5, 1998 (filed as Exhibit 3(e) to the Company’s Form 10-Q for the six months ended June 30, 1998 and incorporated by reference herein)

4.2	Third Amended and Restated Bylaws (filed as Exhibit 3.1 to the Company’s Form 8-K dated December 6, 2010 and incorporated by reference herein)

5.1	Opinion of Cox Smith Matthews Incorporated with respect to the legality of the securities being registered

10.1	Form of Restricted Stock Award Agreement (General)

10.2	Form of Restricted Stock Award Agreement (Director)

10.3	Form of Performance Unit Award Agreement

10.4	Form of Non-Qualified Stock Option Agreement

23.1	Consent of Cox Smith Matthews Incorporated (contained in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney included on page 7 hereof